Exhibit 99.1



March 17,2008


Mortgage Assistance Center Corporation
1341 West Mockingbird Lane
Suite 1200 W.
Dallas, TX 75247

Gentlemen,

I hereby resign as a Director of Mortgage Assistance Center Corporation. Such resignation is to be effective immediately.

Sincerely,

/s/ Rod Cain Jones
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Rod Cain Jones


CC: William Payne